Exhibit 99.1

GameStop Reports Record 2007 Sales and Earnings

2007 Sales and Net Earnings Grow 33% and 82%, respectively

Comparable Store Sales Increase 17.4% for Q4 and 24.7% for the Year

575 to 600 New Stores to be Opened Worldwide in 2008

Strong Growth Planned for 2008 and Long Range Earnings Target Reiterated

GRAPEVINE, Texas--(BUSINESS WIRE)--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today reported sales and earnings for the fourth quarter and the fiscal year ended February 2, 2008. The company also issued guidance for fiscal 2008 and an outlook for the year to follow.

GameStop has become the world’s fastest growing retailer in the Fortune 500 by several metrics: sales of $7.1 billion for fiscal 2007, an increase of 33% over fiscal 2006; a 24.7% increase in comparable store sales; the opening of 586 new stores; and a 50% increase in operating earnings. Moreover, growth prospects remain favorable for continued rapid expansion in markets in various stages of development throughout the world.

The company continues to develop and identify additional growth opportunities in the more developed video game markets of the US, Canada and Australia, as well as building new stores in virtually all of the more immature markets across Europe. In 2007, GameStop opened 586 new stores worldwide. Operating cash flow funded all of the new openings and also provided a year end cash balance of $857 million.

Fourth Quarter Financial Results

Net earnings were $189.8 million for the 13-week fourth quarter of 2007, as compared to net earnings of $129.8 million for the 14-week fourth quarter of 2006, an increase of 46.2%. Diluted earnings per share were $1.14, compared to $0.81 per diluted share in the prior year quarter.

GameStop sales increased 24.4% to $2,865.6 million in the fourth quarter, in comparison to $2,304.0 million in the prior year quarter. On a comparable store basis, sales increased 17.4% during the fourth quarter. New video game software sales grew 38.4%. The top five selling games during the quarter were Activision’s CALL OF DUTY 4: MODERN WARFARE, ROCK BAND from Electronic Arts, ASSASSIN’S CREED by Ubisoft, Nintendo’s SUPER MARIO GALAXY, and Activision’s GUITAR HERO III.

Full Year Financial Results

Net earnings were $288.3 million for the 52-week fiscal year 2007, including debt retirement costs of $12.6 million ($7.9 million, net of tax benefits), as compared to earnings of $158.3 million for the 53-week fiscal year 2006, an increase of 82.1%. Diluted earnings per share were $1.75 for fiscal 2007, including debt retirement costs of $0.05 per diluted share, as compared to $1.00 per diluted share in fiscal 2006.

R. Richard Fontaine, Chairman and Chief Executive Officer, indicated, “Our performance in 2007 was impressive from many perspectives. But what is particularly noteworthy is that 2007 was a transformative year with hardware sales setting records and the installed base of users reaching an all-time high. Likewise, the expanding demographic profile of the video game player has moved this business into the mainstream of entertainment. This will be compounded by a strong 2008 video game title lineup and the value aspect of GameStop’s used model that appeals to a broad base of budget conscious consumers.

“Prospects for the 575-600 new store openings in 2008 look very promising even with the current concerns about the US economy. As one of the few American retailers actively seeking many new sites, GameStop is positioned to secure better locations with more advantageous lease terms and is more frequently being viewed as a critical brand to anchor strip centers,” concluded Fontaine.

Business Outlook

For fiscal 2008 (the 52-week year ending January 31, 2009), sales are projected to grow between 19.0% and 21.0%, with comparable store sales ranging from +10.0% to +12.0%, driven by a strong lineup of video game title releases across all platforms. Diluted earnings per share for the full year are expected to range from $2.25 to $2.34, an increase of between 25% and 30% over fiscal 2007. GameStop expects to open between 575 and 600 stores worldwide in fiscal 2008.

For the first quarter of fiscal 2008, the company expects comparable store sales to range from +24.0% to +25.0%, led by continued demand for all console and handheld systems as well as a strong slate of new video game releases, such as Nintendo’s SUPER SMASH BROS. BRAWL for the Wii, Capcom’s DEVIL MAY CRY 4 and GRAND THEFT AUTO IV from Take Two Interactive. Diluted earnings per share are expected to range from $0.32 to $0.33. This compares to earnings per share of $0.15 in the first quarter of 2007.

Looking beyond 2008, GameStop currently expects earnings per share to grow at least 25% in fiscal 2009 (the year ending January 2010) based on several key factors, including: the company’s growing worldwide retail footprint, the company’s ongoing cash generation, the continued expansion of the video game industry, and the broadening consumer base.

Note that guidance does not include debt retirement costs.

Conference Call and Webcast Information

A conference call with GameStop Corp.’s management is scheduled for March 18, 2008 at 11:00 AM ET to discuss the fourth quarter and full year 2007 sales and earnings results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the website until April 9, 2008.

About GameStop Corp.

Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates 5,264 retail stores in 16 countries worldwide. The company also operates two e-commerce sites, GameStop.com and EBgames.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestopcorp.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2008 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including Nintendo's Wii; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	14 weeks
	ended	ended
	Feb. 2, 2008	Feb. 3, 2007

Sales	$2,865,585	$2,303,966
Cost of sales	2,181,510	1,749,478

Gross profit	684,075	554,488

Selling, general and administrative expenses	350,912	294,025
Depreciation and amortization	33,412	30,321
Stock-based compensation	6,600	5,272

Operating earnings	293,151	224,870

Interest expense, net	8,390	14,138
Debt extinguishment expense	--	2,497

Earnings before income tax expense	284,761	208,235

Income tax expense	94,960	78,432

Net earnings	$189,801	$129,803

Earnings per common share:
Basic	$1.18	$0.85
Diluted	$1.14	$0.81

Weighted average common shares
outstanding:
Basic	160,980	151,832
Diluted	166,992	159,832

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	76.1%	75.9%

Gross profit	23.9%	24.1%

SG&A expenses	12.3%	12.8%
Depreciation and amortization	1.2%	1.3%
Stock-based compensation	0.2%	0.2%

Operating earnings	10.2%	9.8%

Interest expense, net	0.3%	0.7%
Debt extinguishment expense	--	0.1%

Earnings before income tax expense	9.9%	9.0%

Income tax expense	3.3%	3.4%

Net earnings	6.6%	5.6%

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	52 weeks	53 weeks
	ended	ended
	Feb. 2, 2008	Feb. 3, 2007

Sales	$7,093,962	$5,318,900
Cost of sales	5,280,255	3,847,458

Gross profit	1,813,707	1,471,442

Selling, general and administrative expenses	1,155,105	1,000,135
Depreciation and amortization	130,270	109,862
Stock-based compensation	26,911	20,978
Merger-related expenses	--	6,788

Operating earnings	501,421	333,679

Interest expense, net	47,774	73,324
Debt extinguishment expense	12,591	6,059

Earnings before income tax expense	441,056	254,296

Income tax expense	152,765	96,046

Net earnings	$288,291	$158,250

Earnings per common share:
Basic	$1.82	$1.06
Diluted	$1.75	$1.00

Weighted average common shares
outstanding:
Basic	158,226	149,924
Diluted	164,844	158,284

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	74.4%	72.3%

Gross profit	25.6%	27.7%

SG&A expenses	16.3%	18.8%
Depreciation and amortization	1.8%	2.1%
Stock-based compensation	0.4%	0.4%
Merger-related expenses	--	0.1%

Operating earnings	7.1%	6.3%

Interest expense, net	0.7%	1.4%
Debt extinguishment expense	0.2%	0.1%

Earnings before income tax expense	6.2%	4.8%

Income tax expense	2.1%	1.8%

Net earnings	4.1%	3.0%

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	Feb. 2,	Feb. 3,
	2008	2007
ASSETS:
Current assets:
Cash and cash equivalents	$857,414	$652,403
Receivables, net	56,019	34,268
Merchandise inventories	801,025	675,385
Prepaid expenses and other current assets	52,778	37,882
Prepaid taxes	--	5,545
Deferred taxes	27,481	34,858
Total current assets	1,794,717	1,440,341

Property and equipment:
Land	11,870	10,712
Buildings & leasehold improvements	378,611	305,806
Fixtures and equipment	538,738	425,841
	929,219	742,359
Less accumulated depreciation and amortization	417,550	285,896
Net property and equipment	511,669	456,463

Goodwill, net	1,402,440	1,403,907
Other noncurrent assets	67,065	48,873
Total assets	$3,775,891	$3,349,584

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$844,376	$717,868
Accrued liabilities	409,878	357,016
Note payable, current portion	--	12,173
Taxes payable	6,303	--
Total current liabilities	1,260,557	1,087,057

Other long-term liabilities	78,415	43,338
Senior fixed and floating rate notes payable, net of discount	574,473	843,311
Total liabilities	1,913,445	1,973,706

Stockholders' equity:
Preferred stock - authorized 5,000 shares; no shares
issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300,000 shares;
161,007 and 152,305 shares issued and outstanding, respectively	161	152
Additional paid-in-capital	1,208,474	1,021,903
Accumulated other comprehensive income	31,603	3,227
Retained earnings	622,208	350,596
Total stockholders' equity	1,862,446	1,375,878
Total liabilities and stockholders' equity	$3,775,891	$3,349,584

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		14 Weeks Ended
	Feb. 2, 2008		Feb. 3, 2007
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$719.8	25.1%	$604.9	26.3%
New video game software	1,209.0	42.2%	873.7	37.9%
Used video game products	546.7	19.1%	436.5	18.9%
Other	390.1	13.6%	388.9	16.9%

Total	$2,865.6	100.0%	$2,304.0	100.0%

	52 Weeks Ended		53 Weeks Ended
	Feb. 2, 2008		Feb. 3, 2007
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$1,668.9	23.5%	$1,073.7	20.2%
New video game software	2,800.7	39.5%	2,012.5	37.8%
Used video game products	1,586.7	22.4%	1,316.0	24.8%
Other	1,037.7	14.6%	916.7	17.2%

Total	$7,094.0	100.0%	$5,318.9	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		14 Weeks Ended
	Feb. 2, 2008		Feb. 3, 2007
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$37.6	5.2%	$33.5	5.5%
New video game software	257.6	21.3%	178.7	20.5%
Used video game products	262.2	48.0%	213.0	48.8%
Other	126.7	32.5%	129.3	33.2%

Total	$684.1	23.9%	$554.5	24.1%

	52 Weeks Ended		53 Weeks Ended
	Feb. 2, 2008		Feb. 3, 2007
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$108.2	6.5%	$77.0	7.2%
New video game software	581.7	20.8%	427.3	21.2%
Used video game products	772.2	48.7%	651.9	49.5%
Other	351.6	33.9%	315.2	34.4%

Total	$1,813.7	25.6%	$1,471.4	27.7%

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130